SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to Sec. 240.14a-12

The Nottingham Investment Trust II
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transactions applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Shareholder Services

October 17, 2011

URGENT MATTER

Re: The Brown Capital Management Small Company Fund

Dear Shareholder,

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in The Brown Capital Management Small Company Fund. This matter pertains to a proposed new investment advisory agreement as well as other important business of your Fund.

It is imperative that we speak to you regarding this matter. Please call tollfree 18002321217 extension 7364 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday. We do not require you to provide any account information when calling.

Sincerely,

Frederick M. Bonnell
Managing Director
Shareholder Services

TAGID: 0000123

The Altman Group, 1 Grand Central Place, New York, New York 10165